Exhibit 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

LICENSE AGREEMENT

BETWEEN

LEADING BIOSCIENCES, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

CASE NO. […***…]

***Certain Confidential Information Omitted

TABLE CONTENTS

LICENSE AGREEMENT

This agreement (“Agreement”) is made by and between Leading Biosciences, a California corporation having an address at 3580 Carmel Mountain Road, San Diego, CA 92130 (“LICENSEE”) and The Regents of the University of California, a California public corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”).

This Agreement is effective on the date of the last signature (“Effective Date”).

RECITALS

WHEREAS, the invention disclosed in UCSD Disclosure Docket No. […***…] (“Invention”), were made in the course of research at UCSD by […***…] and his/her associates (hereinafter and collectively, the “Inventors”) and are covered by Patent Rights as defined below;

WHEREAS, the Inventors are employees of UCSD, and they are obligated to assign all of their right, title and interest in the Invention to UNIVERSITY;

WHEREAS, LICENSEE entered into a secrecy agreement (UC Control No. […***…]) with UNIVERSITY, effective April 9, 2013, for the purpose of evaluating the Invention;

WHEREAS, UNIVERSITY is desirous that the Invention be developed and utilized to the fullest possible extent so that its benefits can be enjoyed by the general public;

WHEREAS, LICENSEE is desirous of obtaining certain rights from UNIVERSITY for commercial development, use, and sale of the Invention, and the UNIVERSITY is willing to grant such rights; and

WHEREAS, LICENSEE understands that UNIVERSITY may publish or otherwise disseminate information concerning the Invention at any time and that LICENSEE is paying consideration thereunder for its early access to the Invention, not continued secrecy therein.

NOW, THEREFORE, the parties agree:

Article 1.    DEFINITIONS

The terms, as defined herein, shall have the same meanings in both their singular and plural forms.

***Certain Confidential Information Omitted

1.1           “Affiliate” means any corporation or other business entity which is bound in writing by LICENSEE to the terms set forth in this Agreement and in which LICENSEE owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which LICENSEE is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which LICENSEE owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

1.2           “Excluded Field” means oxygenation of the mucosal barrier.

1.3           “Field” means direct administration of protease inhibitors to the stomach via a tube, including a nasogastric tube, for the treatment of (i) shock, (ii) sepsis, (iii) inflammatory disease, (iv) post surgical ileus, and (v) damage to the gastro-intestinal tract caused by radiation damage, but excluding the Excluded Field.

1.4           “Licensed Method” means any method that is claimed in Patent Rights the use of which would constitute, but for the license granted to LICENSEE under this Agreement and Licensee’s co-ownership interest, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within Patent Rights, had LICENSEE not had rights in patents and patent applications claiming Invention.

1.5           “Licensed Product” means any service, composition or product that is claimed in Patent Rights, or that is produced by the Licensed Method, or the manufacture, use, sale, offer for sale, or importation of which would constitute, but for the license granted to LICENSEE under this Agreement and Licensee’s co-ownership interest, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within the Patent Rights, had LICENSEE not had rights in patents and patent applications claiming Invention.

1.6           “Net Sales” means the total of the gross invoice prices of Licensed Products sold or leased by LICENSEE, Sublicensee, Affiliate, or any combination thereof, less the sum of the following actual and customary deductions where applicable and separately listed: […***…]. For purposes of calculating Net Sales, […***…].

1.7           “Patent Costs” means all expenses for the preparation, filing, prosecution, and maintenance of all United States and foreign patents included in Patent Rights. Patent Costs shall also include out-of-pocket expenses for patentability opinions, inventorship determination, preparation and prosecution of patent application, re-examination, re-issue, interference, and opposition activities related to patents or applications in Patent Rights.

***Certain Confidential Information Omitted

1.8           “Patent Rights” means UNIVERSITY’s rights in any of the following: […***…] disclosing and claiming the Invention, filed by Inventors and assigned to UNIVERSITY and LICENSEE; and continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to the extent the claims thereof are entirely supported in the specification and entitled to the priority date of the parent application); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

1.9           “Sublicense” means an agreement into which LICENSEE enters with a third party that is not an Affiliate for the purpose of (i) granting certain rights; (ii) granting an option to certain rights; or (iii) forbearing the exercise of any rights, granted to LICENSEE under this Agreement. “Sublicensee” means a third party with whom LICENSEE enters into a Sublicense.

1.10         “Term” means the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights.

1.11         “Territory” means world-wide where Patent Rights exist.

Article 2.    GRANTS

2.1           License. Subject to the limitations set forth in this Agreement, UNIVERSITY hereby grants to LICENSEE, and LICENSEE hereby accepts, a license under Patent Rights to make, to use, to sell, to offer for sale, and to import Licensed Products and to practice Licensed Methods, in the Field within the Territory and during the Term.

The license granted herein is exclusive for Patent Rights.

2.2           Sublicense.

(a)               The license granted in Section 2.1 includes the right of LICENSEE to grant Sublicenses to third parties during the Term but only for as long as the license is exclusive.

(b)               With respect to Sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(i)                 not receive, or agree to receive, anything of value in lieu of cash as consideration from a third party under a Sublicense granted pursuant to Paragraph 2.2(a) without the express written consent of UNIVERSITY;

(ii)              to the extent applicable, include all of the rights of and obligations due to UNIVERSITY (and, if applicable, the Sponsor’s Rights) and contained in this Agreement;

***Certain Confidential Information Omitted

(iii)            promptly provide UNIVERSITY with a copy of each Sublicense issued; and

(iv)             collect and guarantee payment of all payments due, directly or indirectly, to UNIVERSITY from Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees.

(c)               Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall cancel or assign to UNIVERSITY any and all Sublicenses.

(d)               If LICENSEE grants a license to a third party under its own interest in any patent rights claiming Invention, LICENSEE shall also concurrently grant a Sublicense under Patent Rights to said third party under this Section 2.2.

2.3           Reservation of Rights. UNIVERSITY reserves the right to:

(a)               use the Invention and Patent Rights for educational and research purposes;

(b)               publish or otherwise disseminate any information about the Invention at any time; and

(c)               allow other nonprofit institutions to use and publish or otherwise disseminate any information about Invention and Patent Rights for educational and research purposes.

Article 3.    CONSIDERATION

3.1           Fees and Royalties. The parties hereto understand that the fees and royalties payable by LICENSEE to UNIVERSITY under this Agreement are partial consideration for the license granted herein to LICENSEE under Patent Rights. LICENSEE shall pay UNIVERSITY:

(a)               a license issue fee of Three Thousand Five Hundred dollars (US$3,500), within […***…] after the Effective Date;

If the LICENSEE proposes to sell any equity securities or securities that are convertible into equity securities of the LICENSEE, then the UNIVERSITY and/or its Assignee (as defined below) will have the right to purchase up to […***…]% of the securities issued in each offering on the same terms and conditions as are offered to the other purchasers in each such financing, subject to changes to reflect the University’s public university status, which are likely similar to any changes to be made to any shareholder agreement the University signs to receive shares. The term “Assignee” means (a) any entity to which the UNIVERSITY’s participation rights under this section have been assigned either by the UNIVERSITY or another entity, or (b) any entity that is controlled by the UNIVERSITY. This paragraph shall survive the termination of this agreement.

***Certain Confidential Information Omitted

(b)               license maintenance fees of […***…] per year and payable on the first anniversary of the Effective Date and annually thereafter on each anniversary; provided however, that LICENSEE’s obligation to pay this fee shall end on the date when LICENSEE is commercially selling a Licensed Product;

(c)               milestone payments in the amounts payable according to the following schedule or events:

Amount	Date or Event

(i) $[…***…]	[…***…]

(d)               an earned royalty on Net Sales of Licensed Products by LICENSEE and/or its Affiliate(s) in accordance with the following schedule:

Royalty Rate	Date or Event

(i) […***…]%	Net Sales of the most recently completed quarter are less than $[…***…]

(ii) […***…]%	Net Sales of the most recently completed quarter are greater than or equal to $[…***…] and less than $[…***…]

(iii) […***…]%	Net Sales of the most recently completed quarter are greater than or equal to $[…***…] and less than $[…***…]

(iv) […***…]%	Net Sales of the most recently completed quarter are greater than or equal to $[…***…] and less than $[…***…].

(v) […***…]%	Net Sales of the most recently completed quarter are greater than $[…***…].

(e)               A percentage of all Sublicense fees received by LICENSEE from its Sublicensees that are not earned royalties in accordance with the following schedule:

***Certain Confidential Information Omitted

Percentage	Date or Event

(i) […***…]%	[…***…]

(ii) […***…]%	[…***…]

(iii) […***…]%	[…***…]

(iv) […***…]%	[…***…]

(v) […***…]%	[…***…]

(f)                on each and every Sublicense royalty payment received by LICENSEE from its Sublicensees on sales of Licensed Product by Sublicensee, the royalties based on the royalty rate in Paragraph 3.1(d) as applied to Net Sales of Sublicensee;

(g)               beginning the calendar year of commercial sales of the first Licensed Product by LICENSEE, its Sublicensee, or an Affiliate and if the total earned royalties paid by LICENSEE under Paragraphs 3.1(d) and (f) to UNIVERSITY in any such year cumulatively amounts to less than […***…] (“minimum annual royalty”), LICENSEE shall pay to UNIVERSITY a minimum annual royalty on or before February 28 following the last quarter of such year the difference between amount noted above and the total earned royalty paid by LICENSEE for such year under Paragraphs 3.1(d) and (f); provided, however, that for the year of commercial sales of the first Licensed Product, the amount of minimum annual royalty payable shall be pro-rated for the number of months remaining in that calendar year.

All fees and royalty payments specified in Paragraphs 3.1(a) through 3.1(g) above shall be paid by LICENSEE pursuant to Paragraph 4.3 and shall be delivered by LICENSEE to UNIVERSITY as noted in Paragraph 10.1.

3.2           Patent Costs. LICENSEE shall reimburse UNIVERSITY all past (prior to the Effective Date) and future (on or after the Effective Date) Patent Costs within [...***...] following the date an itemized invoice is sent from UNIVERSITY to LICENSEE. In UNIVERSITY’s discretion, for Patent Costs anticipated to exceed $[…***…] (“Anticipated Costs”), UNIVERSITY will inform LICENSEE no less than […***…] prior to the date when Anticipated Costs are incurred. UNIVERSITY may, at its discretion and in accordance with Paragraph 5.1(c), require full advance payment of Anticipated Costs at least […***…] before required filing dates (“Advance Payment Deadline”). In the event UNIVERSITY has provided LICENSEE with a […***…] notice of Anticipated Costs, and LICENSEE does not pay the Anticipated Costs on or before the Advance Payment Deadline, UNIVERSITY will act at its sole discretion with regard to filing, prosecution and maintenance of those Patent Rights associated with the [...***...] notice. In the event that the Anticipated Costs paid by LICENSEE is greater than the actual cost, the excess amount is creditable against future Patent Costs. In the event that the actual costs exceed the Anticipated Costs paid in advance by LICENSEE, LICENSEE shall pay such excess costs within […***…] following the date an itemized invoice is sent as set forth in Paragraph 4.3.

***Certain Confidential Information Omitted

Past Patent Costs are approximately […***…].

3.3           Due Diligence.

(a)          LICENSEE shall, either directly or through its Affiliate(s) or Sublicensee(s):

(i)           diligently proceed with the development, manufacture and sale of Licensed Products;

(ii)          annually spend not less than […***…] for the development of Licensed Products during the first […***…] years of this Agreement. LICENSEE may, at its sole option, […***…];

(iii)         For Licensed Products that are in the field of treatment of shock:

(A)        Within […***…] from execution date of license:

(1)               Build first prototype;

(2)               Commence large animal studies;

(B)         Prior to […***…]:

(1)               Build third prototype;

(2)               Commence human studies;

(C)         Prior to […***…]:

Commence Phase III clinical trial; and

(D)        Prior to […***…]:

(1)               Obtain regulatory approval in the US;

(2)               Close the first sale of Licensed Product;

(iv)          For Licensed Products that are in the field of treatment of sepsis:

(A)        Within […***…] from execution date of license:

(1)               Build first prototype;

(2)               Commence large animal studies;

(B)         Prior to […***…]:

(1)               Build third prototype;

(2)               Commence human studies;

(C)         Prior to […***…]:

Commence Phase III clinical trial; and

(D)        Prior to […***…]:

(1)                               Obtain regulatory approval in the US;

(2)                               Close the first sale of Licensed Product;

***Certain Confidential Information Omitted

(v)           For Licensed Products that are in the field of treatment of inflammatory disease:

(A)        Within […***…] from execution date of license:

(1)                               Build first prototype;

(2)                               Commence large animal studies;

(B)         Prior to […***…]:

(1)                               Build third prototype;

(2)                               Commence human studies;

(C)         Prior to […***…]:

Commence Phase III clinical trial; and

(D)         Prior to […***…]:

(1)                               Obtain regulatory approval in the US;

(2)                               Close the first sale of Licensed Product;

(vi)          For Licensed Products that are in the field of treatment of post-surgical ileus:

(A)        Within […***…] from execution date of license:

(1)                               Build first prototype;

(2)                               Commence large animal studies;

(B)         Prior to […***…]:

(1)                               Build third prototype;

(2)                               Commence human studies;

(C)         Prior to […***…]:

Commence Phase III clinical trial; and

(D)         Prior to […***…]:

(1)                               Obtain regulatory approval in the US;

(2)                               Close the first sale of Licensed Product;

(vii)         For Licensed Products that are in the field of treatment of damage caused by radiation exposure:

(A)        Within […***…] from execution date of license:

(1)                               Build first prototype;

(2)                               Commence large animal studies;

(B)         Prior to […***…]:

(1)                               Build third prototype;

(2)                               Commence human studies;

(C)         Prior to […***…]:

Commence Phase III clinical trial; and

(D)         Prior to […***…]:

(1)                               Obtain regulatory approval in the US;

(2)                               Close the first sale of Licensed Product;

(viii)        market Licensed Products in the United States within […***…] of receiving regulatory approval to market such Licensed Products;

***Certain Confidential Information Omitted

(ix)             fill the market demand for Licensed Products following commencement of marketing at any time during the term of this Agreement; and

(x)               obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products.

(b)         If LICENSEE fails to perform any of its obligations specified in Paragraphs 3.3(a)(i)-(x), then UNIVERSITY shall have the right and option to either terminate this Agreement or change LICENSEE’s exclusive license to a nonexclusive license. This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2.

Article 4.    REPORTS, RECORDS AND PAYMENTS

4.1           Reports.

(a)          Progress Reports.

Beginning […***…] after Effective Date and ending on the date when all outstanding milestone events have been attained and diligence requirements have been fulfilled; LICENSEE shall report to UNIVERSITY progress covering LICENSEE’s (and Affiliate’s and Sublicensee’s) activities for the preceding six months to develop and test all Licensed Products and obtain governmental approvals necessary for marketing the same. Such semi-annual reports shall be due within […***…] of the reporting period and include a summary of work completed, summary of work in progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Products, and summary of resources (dollar value) spent in the reporting period. The reports referred to in this Section 4.1(a) should be marked with the following title and case number: “License Agreement between UCSD and Leading Biosciences for case […***…].” Reports shall be submitted as attachment to UCSD’s email address: […***…].

(b)         Royalty Reports.

After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY quarterly royalty reports on or before each February 28, May 31, August 31 and November 30 of each year. Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed calendar quarter and shall show:

(i)               the date of first commercial sale of a Licensed Product in each country;

(ii)              the gross sales, deductions as provided in Paragraph 1.6 (Net Sales), and Net Sales during the most recently completed calendar quarter and the royalties, in US dollars, payable with respect thereto;

(iii)             the number of each type of Licensed Product sold;

***Certain Confidential Information Omitted

(iv)             Sublicense fees and royalties received during the most recently completed calendar quarter in US dollars, payable with respect thereto;

(v)              the method used to calculate the royalties; and

(vi)             the exchange rates used.

If no sales of Licensed Products have been made and no Sublicense revenue has been received by LICENSEE during any reporting period, LICENSEE shall so report. The reports referred to in this Section 4.1(b) should be marked with the following title and case number: “License Agreement between UCSD and Leading Biosciences for case […***…].” Reports shall be submitted as attachment to UCSD’s email address: […***…].

(c)          Timely Reports.

LICENSEE acknowledges the important value that timely reporting provides in the UNIVERSITY’s effective management of its rights under this Agreement. LICENSEE further acknowledges that failure to render the reports required under this Section 4.1 may harm UNIVERSITY’s ability to manage its rights under this Agreement. As such, reports not submitted by the required due date under this Section 4.1 will cause to be due by LICENSEE to UNIVERSITY a late reporting fee of […***…] until such report, compliant with the requirements of this Section 4.1, is received by UNIVERSITY. Payment of this fee is subject to Section 4.3, Section 7.1 and Paragraph 10.1 herein.

4.2           Records & Audits.

(a)          LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and Sublicense fees received under this Agreement. Such records shall be retained by LICENSEE for at least […***…] years following a given reporting period.

(b)          All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by UNIVERSITY’s Internal Audit Department or by a Certified Public Accountant selected by UNIVERSITY and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments or other compliance issues. Such inspector shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an under reporting and underpayment in excess of [...***...] for any […***…] period, then LICENSEE shall pay the cost of the audit as well as any additional sum that would have been payable to UNIVERSITY had the LICENSEE reported correctly, plus an interest charge at a rate of […***…] per year. Such interest shall be calculated from the date the correct payment was due to UNIVERSITY up to the date when such payment is actually made by LICENSEE. For underpayment not in excess of […***…] for any […***…] period, LICENSEE shall pay the difference within […***…] without interest charge or inspection cost.

***Certain Confidential Information Omitted

4.3            Payments.

(a)          All fees, reimbursements and royalties due UNIVERSITY shall be paid in United States dollars and all checks (should payment by wire not be possible) shall be made payable to “The Regents of the University of California”, referencing UNIVERSITY’s taxpayer identification number, […***…], and sent to UNIVERSITY according to Paragraph 10.1 (Correspondence). When Licensed Products are sold in currencies other than United States dollars, LICENSEE shall first determine the earned royalty in the currency of the country in which Licensed Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the applicable reporting period.

(b)          Royalty Payments.

(i)               Royalties shall accrue when Licensed Products are invoiced, or if not invoiced, when delivered to a third party or Affiliate.

(ii)              LICENSEE shall pay earned royalties quarterly on or before February 28, May 31, August 31 and November 30 of each calendar year. Each such payment shall be for earned royalties accrued within LICENSEE’s most recently completed calendar quarter.

(iii)             Royalties earned on sales occurring or under Sublicense granted pursuant to this Agreement in any country outside the United States shall [...***...].

(iv)             If at any time legal restrictions prevent the prompt remittance of part or all royalties by LICENSEE with respect to any country where a Licensed Product is sold or a Sublicense is granted pursuant to this Agreement, LICENSEE shall convert the amount owed to UNIVERSITY into US currency and shall pay UNIVERSITY directly from its US sources of funds for as long as the legal restrictions apply.

(v)              In the event that any patent or patent claim within Patent Rights is held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken, or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. LICENSEE shall not, however, be relieved from paying any royalties that accrued before the date of such final decision, that are based on another patent or claim not involved in such final decision.

***Certain Confidential Information Omitted

(vi)             Royalty payments under Article 3, recoveries and settlements under Article 5, and royalty reports under 4.1(b) shall be rendered for any and all Licensed Products even if due after expiration of the Agreement. If no applicable Patent Rights existed in the Territory at the time of any making, use, sale, offer for sale, or import, then no royalty payments or royalty reports shall be due.

(c)          Late Payments. In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest charges at a rate of […***…] per year. Such interest shall be calculated from the date payment was due until actually received by UNIVERSITY.

Article 5.    PATENT MATTERS

5.1              Patent Prosecution and Maintenance.

(a)

(i)               LICENSEE agrees to diligently prosecute and maintain the patents and patent applications described under the Patent Rights. LICENSEE shall provide UNIVERSITY with copies of all relevant documentation relating to such prosecution and UNIVERSITY shall keep this documentation confidential. The counsel shall take instructions only from LICENSEE. Additional filings related to the Invention shall determine inventorship in accordance with US patent law and ownership shall follow inventorship. All patent filings and all patent prosecution decisions and related filings (e.g. responses to office actions) shall be at LICENSEE’s final discretion (prosecution includes, but is not limited to, interferences, oppositions and any other inter partes matters originating in a patent office).

(ii)              Should UNIVERSITY and LICENSEE mutually agree that UNIVERSITY should control patent prosecution, then for each application that the UNIVERSITY controls prosecution the following provision shall apply:

(A)             Provided that LICENSEE has reimbursed UNIVERSITY for Patent Costs pursuant to Paragraph 3.2, UNIVERSITY shall diligently prosecute and maintain the United States and, if available, foreign patents, and applications in Patent Rights using counsel of its choice. For purposes of clarity, if LICENSEE is not current in reimbursing UNIVERSITY for such patent prosecution costs, UNIVERSITY shall have no obligation to incur any new Patent Costs under this Agreement or to further prosecute Patent Rights or file any new patents under Patent Rights. UNIVERSITY shall provide LICENSEE with copies of all relevant documentation relating to such prosecution and LICENSEE shall keep this documentation confidential. The counsel shall take instructions only from UNIVERSITY, and all patents and patent applications in Patent Rights shall be assigned jointly to UNIVERSITY and LICENSEE. UNIVERSITY shall in any event control such patent filings and all patent prosecution decisions and related filings (e.g. responses to office actions) shall be at UNIVERSITY’s final discretion (prosecution includes, but is not limited to, interferences, oppositions and any other inter partes matters originating in a patent office).

***Certain Confidential Information Omitted

(b)

(i)               LICENSEE shall consider amending any patent application in Patent Rights to include claims reasonably requested by UNIVERSITY to protect the products contemplated to be sold by LICENSEE under this Agreement.

(ii)              Should UNIVERSITY and LICENSEE mutually agree that UNIVERSITY should control patent prosecution, then for each application that the UNIVERSITY controls prosecution the following provision shall apply:

(A)             UNIVERSITY shall consider amending any patent application in Patent Rights under its control to include claims reasonably requested by LICENSEE to protect the products contemplated to be sold by LICENSEE under this Agreement.

(c)          If LICENSEE decides to discontinue prosecution or maintenance of any Patent Right, LICENSEE agrees to notify UNIVERSITY in sufficient time for UNIVERSITY to decide whether they wish to assume responsibility for that patent or application. UNIVERSITY will notify LICENSEE of their decision in a timely manner. If UNIVERSITY reasonably disagrees with the abandonment of said Patent Right LICENSEE shall continue prosecution or maintenance of such Patent Right as set forth in Sections 5.1(a) and (b).

(d)         Should LICENSEE in its sole discretion decide to apply for an extension of the term of any patent in Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this law., LICENSEE shall prepare all documents for such application, and UNIVERSITY shall execute such documents and take any other additional action as LICENSEE reasonably requests in connection therewith.

5.2           Patent Infringement.

(a)          In the event that UNIVERSITY (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Invention) or LICENSEE learns of infringement of potential commercial significance of any patent licensed under this Agreement, the knowledgeable party will provide the other (i) with written notice of such infringement and (ii) with any evidence of such infringement available to it (the “Infringement Notice”). During the period in which, and in the jurisdiction where, LICENSEE has exclusive rights under this Agreement, neither UNIVERSITY nor LICENSEE will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of the other. If LICENSEE notifies a third party of infringement or puts such third party on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of UNIVERSITY and UNIVERSITY is sued in declaratory judgment, UNIVERSITY shall have the right to terminate this Agreement immediately without the obligation to provide […***…] notice as set forth in Paragraph 7.1. Both UNIVERSITY and LICENSEE will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

(b)          If infringing activity of potential commercial significance by the infringer has not been abated within […***…] following the date the Infringement Notice takes effect, LICENSEE may institute suit for patent infringement against the infringer. UNIVERSITY may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join UNIVERSITY in a suit initiated by LICENSEE without UNIVERSITY’S prior written consent. If, in a suit initiated by LICENSEE, UNIVERSITY is involuntarily joined other than by LICENSEE, LICENSEE will pay any costs incurred by UNIVERSITY arising out of such suit, including but not limited to, any legal fees of counsel that UNIVERSITY selects and retains to represent it in the suit.

(c)          If, within a […***…] following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if LICENSEE has not brought suit against the infringer, UNIVERSITY may institute suit for patent infringement against the infringer. If UNIVERSITY institutes such suit, LICENSEE may not join such suit without UNIVERSITY’S consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of UNIVERSITY’S suit or any judgment rendered in that suit.

(d)          Notwithstanding anything to the contrary in this Agreement, in the event that the infringement or potential infringement pertains to an issued patent included within the Patent Rights and written notice is given under any statute expediting litigation (e.g. the Drug Price Competition and Patent Term Restoration Act of 1984 and/or foreign counterparts of this Law) (“Act”), then the party in receipt of such notice under the Act (in the case of UNIVERSITY to the extent of the actual knowledge of the licensing officer responsible for the administration of this Agreement) shall provide the Infringement Notice to the other party promptly. If the time period is such that the LICENSEE will lose the right to pursue legal remedy for infringement by not notifying a third party or by not filing suit, the notification period and the time period to file suit will be accelerated to within […***…] of the date of such notice under the Act to either party.

(e)          Any recovery or settlement received in connection with any suit will first be shared by UNIVERSITY and LICENSEE equally to cover the litigation costs each incurred, and next shall be paid to UNIVERSITY or LICENSEE to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by LICENSEE, any recovery in excess of litigation costs will be shared between LICENSEE and UNIVERSITY as follows: (i) for any recovery other than amounts paid for willful infringement: (A) UNIVERSITY will receive […***…] of the recovery if UNIVERSITY was not a party in the litigation and did not incur any litigation costs; (B) UNIVERSITY will receive […***…] of the recovery if UNIVERSITY was a party in the litigation, but did not incur any litigation costs, including the provisions of Paragraph 5.2(b) above, or (C) UNIVERSITY will receive […***…] of the recovery if UNIVERSITY incurred any litigation costs in connection with the litigation; and (ii) for any recovery for willful infringement, UNIVERSITY will receive […***…] of the recovery. In any suit initiated by UNIVERSITY, any recovery in excess of litigation costs will […***…]. UNIVERSITY and LICENSEE agree to be bound by all determinations of patent infringement, validity, and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Section 5.2.

***Certain Confidential Information Omitted

(f)          Any agreement made by LICENSEE for purposes of settling litigation or other dispute shall comply with the requirements of Section 2.2 (Sublicenses) of this Agreement.

(g)         Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

(h)         Any litigation proceedings will be controlled by the party bringing the suit, except that UNIVERSITY may be represented by counsel of its choice in any suit brought by LICENSEE.

5.3            Patent Marking. LICENSEE shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws. LICENSEE shall be responsible for all monetary and legal liabilities arising from or caused by (i) failure to abide by applicable patent marking laws and (ii) any type of incorrect or improper patent marking.

Article 6.    GOVERNMENTAL MATTERS

6.1           Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so. LICENSEE shall notify UNIVERSITY if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE shall make all necessary filings and […***…].

6.2           Export Control Laws. LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations.

***Certain Confidential Information Omitted

Article 7.    TERMINATION OR EXPIRATION OF THE AGREEMENT

7.1            Termination by UNIVERSITY.

(a)          If LICENSEE fails to perform or violates any term of this Agreement, then UNIVERSITY may give written notice of default (“Notice of Default”) to LICENSEE. If LICENSEE fails to cure the default within sixty (60) days of the Notice of Default, UNIVERSITY may terminate this Agreement and the license granted herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of UNIVERSITY. During the term of any such Notice of Default or period to cure, to the extent the default at issue is a failure to pay past or ongoing Patent Costs as provided for under this Agreement, UNIVERSITY shall have no obligation to incur any new Patent Costs under this Agreement and shall have no obligation to further prosecute Patent Rights or file any new patents under Patent Rights.

(b)          This Agreement will terminate immediately, without the obligation to provide sixty (60) days’ notice as set forth in Paragraph 7.1(a), if LICENSEE files a claim including in any way the assertion that any portion of UNIVERSITY’s Patent Rights is invalid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE.

(c)          This Agreement shall automatically terminate without the obligation to provide sixty (60) days’ notice as set forth in Paragraph 7.1(a) upon the filing of a petition for relief under the United States Bankruptcy Code by or against the LICENSEE as a debtor or alleged debtor.

7.2            Termination by LICENSEE.

(a)          LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a ninety (90) day written notice to UNIVERSITY. Said notice shall state LICENSEE’s reason for terminating this Agreement.

(b)         Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective. Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.

7.3           Survival on Termination or Expiration. The following Paragraphs and Articles shall survive the termination or expiration of this Agreement:

(a)         Article 4 (REPORTS, RECORDS AND PAYMENTS);

(b)         Paragraph 7.4 (Disposition of Licensed Products on Hand);

(c)         Article 8 (LIMITED WARRANTY AND INDEMNIFICATION);

(d)         Article 9 (USE OF NAMES AND TRADEMARKS);

(e)         Paragraph 10.2 hereof (Secrecy);

(f)          Paragraph 10.5 (Failure to Perform); and

(g)         Paragraph 10.6 (Governing Laws).

7.4              Disposition of Licensed Products on Hand. Upon termination of this Agreement, LICENSEE may dispose of all previously made or partially made Licensed Product within a period of one hundred and twenty (120) days of the effective date of such termination provided that the sale of such Licensed Product by LICENSEE, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

Article 8.    LIMITED WARRANTY AND INDEMNIFICATION

8.1           Limited Warranty.

(a)          UNIVERSITY warrants that it has the lawful right to grant this license. This warranty does not include Patent Rights to the extent assigned, or otherwise licensed, by UNIVERSITY’s inventors to third parties.

(b)          The license granted herein is provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. UNIVERSITY makes no representation or warranty that the Licensed Product, Licensed Method or the use of Patent Rights will not infringe any other patent or other proprietary rights.

(c)          UNIVERSITY WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ALSO, UNIVERSITY WILL NOT BE LIABLE FOR ANY DIRECT DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO PATENT RIGHTS TO THE EXTENT ASSIGNED, OR OTHERWISE LICENSED, BY UNIVERSITY’S INVENTORS TO THIRD PARTIES.

(d)          Nothing in this Agreement shall be construed as:

(i)               a warranty or representation by UNIVERSITY as to the validity or scope of any Patent Rights;

(ii)              a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;

(iii)             an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Section 5.2 hereof;

(iv)             conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Patent Rights; or

(v)              an obligation to furnish any know-how not provided in Patent Rights.

8.2           Indemnification.

(a)          LICENSEE will, and will require Sublicensees to, indemnify, hold harmless, and defend UNIVERSITY and its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of patents or patent applications under Patent Rights, and their employers; against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from, or arising out of, the exercise of this license or any Sublicense. This indemnification will include, but will not be limited to, any product liability.

(b)          LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self insurance as follows:

(i)               comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (A) each occurrence, […***…]; (B) products/completed operations aggregate, […***…]; (C) personal and advertising injury, […***…]; and (D) general aggregate (commercial form only), […***…]
[…***…]. If the above insurance is written on a claims-made form, it shall continue for […***…] following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date

***Certain Confidential Information Omitted

(ii)              Worker’s Compensation as legally required in the jurisdiction in which the LICENSEE is doing business; and

(iii)            the coverage and limits referred to above shall not in any way limit the liability of LICENSEE.

(c)                LICENSEE shall furnish UNIVERSITY with certificates of insurance showing compliance with all requirements. Such certificates shall: (i) provide for […***…] advance written notice to UNIVERSITY of any modification; (ii) indicate that UNIVERSITY has been endorsed as an additionally insured party under the coverage referred to above; and (iii) include a provision that the coverage shall be primary and shall not participate with nor shall be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

(d)                UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article. LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article. LICENSEE will not settle any claim against UNIVERSITY without UNIVERSITY’s written consent, where (a) such settlement would include any admission of liability or admission of wrong doing on the part of the indemnified party, (b) such settlement would impose any restriction on UNIVERSITY/indemnified party’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of UNIVERSITY/indemnified party from all liability for claims that are the subject matter of the settled claim.

Article 9.    USE OF NAMES AND TRADEMARKS

9.1            Except as provided in 9.3, nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by LICENSEE of the name, “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity, or other promotional activities is prohibited, without the express written consent of UNIVERSITY.

9.2            UNIVERSITY may disclose to the Inventors the terms and conditions of this Agreement upon their request. If such disclosure is made, UNIVERSITY shall request the Inventors not disclose such terms and conditions to others.

***Certain Confidential Information Omitted

9.3            UNIVERSITY may acknowledge the existence of this Agreement and the extent of the grant in Article 2 to third parties, but UNIVERSITY shall not disclose the financial terms of this Agreement to third parties, except where UNIVERSITY is required by law to do so, such as under the California Public Records Act. LICENSEE hereby grants permission for UNIVERSITY (including UCSD) to include LICENSEE’s name and a link to LICENSEE’s website in UNIVERSITY’s and UCSD’s annual reports and on UNIVERSITY’s (including UCSD’s) websites that showcase technology transfer-related stories.

Article 10.                        MISCELLANEOUS PROVISIONS

10.1         Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(a)             on the date of delivery if delivered in person,

(a)       five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party, or

(b)      upon confirmation by recognized national overnight courier, confirmed facsimile transmission, or confirmed electronic mail, to the following addresses or facsimile numbers of the parties.

If sent to LICENSEE:

Leading Biosciences

[…***…]

If sent to UNIVERSITY by mail:

University of California, San Diego

Technology Transfer Office

[…***…]

If sent to UNIVERSITY by overnight delivery:

University of California, San Diego

Technology Transfer Office

[…***…]

For wire payments to UNIVERSITY:

***Certain Confidential Information Omitted

All payments due UNIVERSITY and made by wire transfers shall include an additional wire transfer fee of twenty-five dollar (US$25) to the amount due. Wire transfers shall be made using the following information:

UCSD receiving bank name:	[…***…]
UCSD bank account no.:	[…***…]
UCSD bank routing (ABA) no.:	[…***…]
UCSD bank account name:	[…***…]
[…***…]
UCSD bank ACH format code:	[…***…]
CHIPS Address:	[…***…]
UCSD bank address:	[…***…]
[…***…]
[…***…]
[…***…]
UCSD addendum information:	[…***…]
[…***…]
Department contact:	[…***…]
SWIFT Address:	[…***…]

A copy of the transaction receipt and remittance document(s) should be sent to Financial Manager via […***…]. LICENSEE is responsible for all bank charges of wire transfer funds. The bank charges should not be deducted from total amount due to The Regents of the University of California.

10.2         Secrecy.

(a)                “Confidential Information” shall mean information, relating to the Invention and disclosed by UNIVERSITY to LICENSEE during the term of this Agreement, which if disclosed in writing shall be marked “Confidential”, or if first disclosed otherwise, shall within […***…] of such disclosure be reduced to writing by UNIVERSITY and sent to LICENSEE:

(b)                LICENSEE shall:

(i)               use the Confidential Information for the sole purpose of performing under the terms of this Agreement;

(ii)              safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

(iii)             not disclose Confidential Information to others (except to its employees, agents or consultants who are bound to LICENSEE by a like obligation of confidentiality) without the express written permission of UNIVERSITY, except that LICENSEE shall not be prevented from using or disclosing any of the Confidential Information that:

***Certain Confidential Information Omitted

(A)             LICENSEE can demonstrate by written records was previously known to it;

(B)              is now, or becomes in the future, public knowledge other than through acts or omissions of LICENSEE;

(C)              is lawfully obtained by LICENSEE from sources independent of UNIVERSITY; or

(D)              is required to be disclosed by law or a court of competent jurisdiction; and

(c)                The secrecy obligations of LICENSEE with respect to Confidential Information shall continue for a period ending […***…] from the termination date of this Agreement.

10.3         Assignability. This Agreement may be assigned by UNIVERSITY, but is personal to LICENSEE and assignable by LICENSEE only with the written consent of UNIVERSITY. Examples of grounds to withhold consent include without limitation the concerns of University as a Constitutionally established entity in the State of California for public health and safety as a university, as well as in the maintenance of its reputation and sound administration of its assets. UNIVERSITY shall not request or receive additional consideration upon request for consent to assignment.

10.4         No Waiver. No waiver by either party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.5         Failure to Perform. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorneys’ fees in addition to costs and necessary disbursements.

10.6         Governing Laws. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of the patent or patent application.

10.7         Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party’s obligations herein shall resume.

***Certain Confidential Information Omitted

10.8         Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.9         Entire Agreement. This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

10.10       Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.

10.11       Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

LEADING BIOSCIENCES:	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:
By: /s/ John Rodenrys (Signature) Name: John Rodenrys Title: Exec. Dir R+D Date: 8.19.15	By: /s/ Jane Moores (Signature) Jane Moores, Ph.D. Assistant Vice Chancellor- Technology Transfer Date: 8/5/15

AMENDMENT NO.1 TO THE

LICENSE AGREEMENT

BETWEEN LEADING BIOSCIENCES, INC. AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR CASE NO. […***…]

The parties to the license agreement, UCSD Control Number […***…], effective Aug 19, 2015, (“Agreement”) wish to amend such Agreement, effective as of the date of last signature below (“Amendment Effective Date”) to include certain modifications. These changes are to be substituted for the relevant portions in the Agreement, and are effective on the Amendment Effective Date.

THEREFORE, changes are made as detailed below:

1. Definitions

ARTICLE 1. DEFINITIONS

Section 1.2 – Excluded Field

Section 1.2 has been deleted:

1.2       [deleted]

Section 1.3 – Field

Section 1.3 is replaced with the following:

1.3       “Field” means direct administration of protease inhibitors to the gastrointestinal tract via a tube, including a nasogastric tube, as well as oral administration of protease inhibitors, for use in surgery, and the treatment of (i) shock, (ii) sepsis, (iii) inflammatory disease, (iv) post-surgical ileus and adhesions, (v) diabetes, glucose- and insulin-mediated disorders, and related metabolic disorders, (vi) damage to the gastro-intestinal tract caused by radiation damage, and (vii) other gastrointestinal tract-related disorders, including chronic conditions resulting from digestive enzyme leak.

Section 1.6 – Net Sales

Section 1.6 is replaced with the following:

1.6       “Net Sales” means the total of the gross invoice prices of Licensed Products sold or leased by LICENSEE, Sublicensee, Affiliate, or any combination thereof, less the sum of the following actual and customary deductions where applicable and separately listed: […***…] […***…]. For purposes of calculating Net Sales, […***…].

***Certain Confidential Information Omitted

Section 1.8 – Patent Rights

Section 1.8 is replaced with the following:

1.8       “Patent Rights” means UNIVERSITY’ s rights in any of the following: (i) Inventions associated with UCSD Case File […***…]; (ii) the patent applications (disclosing and claiming the Inventions, filed by Inventors and assigned to UNIVERSITY and LICENSEE. including […***…]; (iii) any continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to the extent the claims thereof are entirely supported in the specification and entitled to the priority date of the parent application); any (iv) any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

3.       Consideration

Section 3.1 (c) is amended to now include:

	Amount	Date or Event
(ii)	$[…***…]	[…***…]
(iii)	$[…***…]	[…***…]

(iv)	$[…***…]	[…***…]

***Certain Confidential Information Omitted

Section 3.3 – Due Diligence.

Section 3.3 is replaced with the following:

(a)       LICENSEE shall, either directly or through its Affiliate(s) or Sublicensee(s):

(i)	diligently proceed with the development, manufacture and sale of Licensed Products;

(ii)	annually spend not less than […***…] for the development of Licensed Products during the first […***…] of this Agreement. LICENSEE may, at its sole option, […***…];

(iii)	For Licensed Products that are directed to the restoration of GI function following cardiovascular surgery, which can include the treatment of shock, post-surgical ileus, inflammation, and metabolic disturbances such as those impacting glucose control:

(A) Prior to […***…]

(1) Commence Phase 2 trial

(B) Prior to […***…]

(1) Complete Final Data Analysis from Phase 2 trial

(C) Prior to […***…]

(1) Commence Phase 3 trials

(iv)	For Licensed Products that are directed to the restoration of GI function following gastrointestinal surgery, which can include treatment of post-surgical ileus and adhesions, inflammation, and metabolic disturbances, such as those impacting glucose control:

(A) Prior to […***…]

(1) Commence Phase 2 trial

(B) Prior to […***…]

(1) Readout of GI2 data from Phase 2 trial

(C) Prior to […***…]

(1) Commence Phase 3 trials

(D) Prior to […***…]

(1) Readout of adhesions data from Phase 2 trial

(v)	For Licensed Products that are directed to other abdominal surgeries:

(A) Prior to […***…]

(1) Commence human clinical studies

(vi)	For Licensed Products that are directed to glucose and metabolic control,

including in diabetic patients:

(A) Prior to […***…]

(1) Commence human clinical studies

***Certain Confidential Information Omitted

(vii)	For Licensed Products that are directed to treatment of shock, including that associated with sepsis:

(A) Prior to […***…]

(1) Commence human clinical studies

(viii) For Licensed Products that are directed to treatment of chronic inflammatory disease:

(A) Prior to […***…]

(1) Commence human clinical studies

(ix) market Licensed Products in the United States within […***…] of receiving regulatory approval to market such Licensed Products;

(x)	fill the market demand for Licensed Products following commencement of marketing at any time during the term of this Agreement; and
(xi)	obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products.

(b)       If LICENSEE fails to perform any of its obligations specified in Paragraphs 3.3(a)(i)-(xi), then UNIVERSITY shall have the right and option to either terminate this Agreement or change LICENSEE’s exclusive license to a nonexclusive license. This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2.

ARTICLE 10. MISCELLANEOUS PROVISIONS

Section 10.1 – Correspondence

The contact information for Licensee is updated as follows:

If sent to LICENSEE:

Leading BioSciences, Inc.

[…***…]

Section 10.3 – Assignability

Section 10.3 is replaced with the following:

10.3       Assignability. This Agreement may be assigned by UNIVERSITY, but is personal to LICENSEE and assignable by LICENSEE only with the written consent of UNIVERSITY. Examples of grounds to withhold consent include without limitation the concerns of University as a Constitutionally established entity in the State of California for public health and safety as a university, as well as in the maintenance of its reputation and sound administration of its assets. UNIVERSITY shall not request or receive additional consideration upon request for consent to assignment. However, LICENSEE may assign this Agreement without the prior written consent of UNIVERSITY in connection with the sale or transfer of all, or substantially all, of LICENSEE’s assets related to this Agreement; provided that: (1) LICENSEE promptly notifies UNIVERSITY in writing of such assignment; (2) any such assignee promptly agrees in writing to be bound by the terms and conditions of this Agreement; and (3) […***…].

***Certain Confidential Information Omitted

All other provisions in the Agreement will remain in effect and unchanged, except to extent required to incorporate the amended terms herein. This amendment may be executed by facsimile or other electronic means (including .PDF) and in one or more counterparts, each one of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties hereto have each caused this amendment to be duly executed as of the Amendment Effective Date.

LEADING BIOSCIENCES, INC.	THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:
By: /s/ Thomas M. Hallam (Signature) Thomas M. Hallam, Ph.D., MBA Chief Executive Officer Date: Dec 18, 2019	By: /s/ Donna Shaw (Signature) Donna Shaw, Ph.D. CLP Associate Director Date: December 20, 2019